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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Apartment Investment and Management Company of (i) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Realty Financial Group Properties; (ii) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Holdings Corporation and Subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III; (iii) our report dated November 10, 2000, with respect to the Consolidated Financial Statements of ORFG Operations L.L.C. and Subsidiary; and (iv) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxparc L.L.C.s; all included in Amendment No. 1 to the Current Report (Form 8-K/A) of Apartment Investment and Management Company dated September 20, 2000.

Form S-3 (No. 333-828)
Form S-3 (No. 333-8997)
Form S-3 (No. 333-17431)
Form S-3 (No. 333-20755)
Form S-3 (No. 333-4546)
Form S-3 (No. 333-36531)
Form S-3 (No. 333-36537)
Form S-3 (No. 333-4542)
Form S-8 (No. 333-4550)
Form S-8 (No. 333-4548)
Form S-8 (No. 333-14481)
Form S-8 (No. 333-36803)
Form S-8 (No. 333-41719)
Form S-4 (No. 333-49075)
Form S-3 (No. 333-47201)
Form S-8 (No. 333-57617)
Form S-4 (No. 333-60663)
Form S-8 (No. 333-70409)
Form S-3 (No. 333-61409)
Form S-3 (No. 333-69121)
Form S-3 (No. 333-75109)
Form S-4 (No. 333-60355)
Form S-8 (No. 333-75349)
Form S-3 (No. 333-77257)
Form S-3 (No. 333-77067)
Form S-3 (No. 333-81689)
Form S-3 (No. 333-92743)
Form S-3 (No. 333-31718)


                        /s/ REZNICK FEDDER AND SILVERMAN


Bethesda, Maryland
November 30, 2000